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                                                                   Exhibit 10.29

                   MASTER AGREEMENT FOR MCI ENHANCED SERVICES

This Master Agreement for MCI Enhanced Services, together with the ESA Schedules attached hereto and incorporated herein by reference (collectively, the "Agreement"), is made, by and between MCI Telecommunications Corporation and its appropriate affiliated companies, including MCI Global Resources, Inc. (collectively, "MCI"), and Galileo International Partnership, a Delaware partnership, with offices at 5350 S. Valentia Way ("Customer"). This Agreement shall become effective on the first day of the first full calendar month following the date on which this Agreement is fully executed by Customer and MCI (the "Effective Date").

1. MCI Enhanced Service(s). As used in this Agreement, the term "MCI Enhanced Service(s)" means all commercially available MCI non-tariffed services provided by MCI to Customer pursuant to this Agreement. Enhanced Services do not include any MCI tariffed services provided pursuant to any filed tariff of MCI or an MCI affiliated company. The descriptions of MCI Enhanced Services set forth in the respective ESA Schedules are subject to revision by MCI from time to time by issuance to Customer of a revised schedule. This Agreement does not include provision of any equipment.

2. Service Term. After the Ramp Period, this Agreement is for a thirty six (36) month service term (the "Term"). The "Ramp Period" shall commence on the Effective Date and shall end on (a) the six (6) month anniversary of the Effective Date or (b) an earlier date identified in writing by Customer.

After the expiration of the initial Term, the Term shall be extended automatically, under the terms then in effect, on a month-to-month basis until such time as either party provides the other with at least ninety (90) days prior written notice of termination.

3. Minimum Volume Requirement and Underutilization Charge.

3.1 Minimum Volume Requirement. During each monthly billing period of the Term (following the Ramp Period), Customer's Net


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Usage under this Agreement shall equal or exceed One Hundred Thousand Dollars
($100,000) (the "MVR"). For purposes of this Agreement, "Net Usage" means recurring and usage charges accruing to Customer's account, prior to application of discounts provided hereunder, during each monthly billing period, for the MCI services identified in Section 4.1 below and monthly recurring "Payments" for the equipment identified in Schedule 5 the "MCI Telecommunications Corporation Master Payment Agreement between MCI and Customer, dated _______________, attached hereto and excluding non-recurring and one time installation charges, any charges expressly excluded in the applicable ESA Schedule and all taxes and surcharges.

3.2 Underutilization Charge. Following the Ramp Period, if Customer does not satisfy the MVR for any monthly billing period, then Customer will pay to MCI an underutilization charge (which Customer agrees is reasonable) equal to the difference between the MVR and Customer's actual Net Usage for such month.

3.3 Technology Change. In the event that Customer converts an MCI service provided under this Agreement ("Current MCI Service") to a new MCI Service" that:

      (i) is not provided pursuant to the terms of this Agreement; and

      (ii) is subject to a separate agreement between the parites with a mutually agreed upon term and volume commitment; and

      (iii) results in Customer's total usage volume for the month or subsequent months to be reduced and causes Customer not to achieve the MVR for that month.

Then Customer may reduce the MVR for each month remaining in the Service Term by an amount equal to the amount of the average monthly recurring and usage charges for the Current MCI Service that is converted to the New MCI Services.


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4. Provision of ESA Services.

4.1 MCI shall provide the following MCI Enhanced Services to Customer under this Master Agreement:

Concert Virtual Network Service (Rest of World) - Schedule 1
Domestic MCI Hyperstream Frame Relay Service - Schedule 2
CPE Services/Network Management - Schedule 3
Canadian Cross-Border Hyperstream Frame Relay Service - Schedule 4

4.2 ESA Schedules. Each MCI Enhanced Service provided under this Agreement shall have a corresponding ESA Schedule specifying the applicable rates, discounts, and other terms and conditions on which MCI will provide such MCI Enhanced Service. To the extent that the terms and conditions of any ESA schedule are inconsistent with the terms and conditions of the Master Agreement, the ESA Schedule shall govern with respect to the corresponding MCI Enhanced Service.

4.3 Pass-Through Charges. For all domestic and international access services provided in conjunction with the MCI Enhanced Services, MCI shall be entitled to pass through to Customer any charges, fees, taxes and terms and conditions of service imposed by access suppliers, including but not limited to rate fluctuations in telephone tariffs, communications charges and access charges that are imposed or enacted by access suppliers to MCI after the Effective Date.

4.4 Settlement Gains or Losses. If the charges of international telecommunications operators (ITO's) or other third party service providers are billed to the Customer on a pass-through basis, the charges payable to the ITO or third party service provider will be converted to U.S. Dollars at the exchange rates applicable for billing in a foreign currency stated above. The payments to the ITO's or third parties are generally made at the end of the month. Any difference between the amount billed and the equivalent U.S. Dollar amounts paid will be included in a subsequent period's invoice as loss or gain on settlements.


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4.5 Effect of Tariffing. If at any time during the Ramp Period or the Term MCI tariffs any of the MCI Enhanced Services provided pursuant to this Agreement (each a "Newly Tariffed Service"), Customer agrees to promptly, upon written notice from MCI, execute appropriate additional agreements and amendments to this Agreement the effect of which shall be to eliminate the Newly Tariffed Service from this Agreement and to incorporate such Newly Tariffed Service into an agreement for MCI tariffed services, including adjustment to the minimum volume commitments in this Agreement and in the agreement for MCI tariffed services. Such MCI tariffed services agreement shall contain the same rates, charges, discounts, term commitment, and volume commitment for the Newly Tariffed Service as set forth in this Agreement. Customer acknowledges and agrees that MCI shall have no obligation to include any equipment provided under this Agreement or any charges payable for such equipment in any such agreement for tariffed services. In the event that a Newly Tariffed Service is eliminated from this Agreement, the MVR will be adjusted accordingly.

4.6 Mid-Term Review. On or about the eighteenth (18th) month of the Term, Customer and MCI shall meet to review the rates and charges, including associated discounts, paid by Customer pursuant to this Agreement. It is the parties' intent and understanding that this Mid-Term Review shall facilitate dialogue between the parties regarding the rates and charges hereunder and is not intended to be an option to terminate this Agreement without cause.

5. MCI Invoices and Payment.

5.1 Payment of MCI Invoices. Unless otherwise agreed, all amounts due for MCI Enhanced Services shall be billed in U.S. Dollars. Customer shall pay MCI for MCI Enhanced Services within thirty (30) calendar days after the date of MCI's invoice. Independent of such payment obligation, Customer shall make a separate claim in writing, with adequate support, for any credit for service interruption to which Customer believes itself entitled under this Agreement, and MCI and Customer will promptly address and resolve the claim. Failure of MCI to invoice Customer in a timely manner


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for any amounts due hereunder shall not be deemed a waiver by MCI of its rights to payment therefor.

5.2 Taxes. Except as otherwise indicated herein, the charges specified in the attached Schedule(s) do not include, and Customer agrees to pay, all taxes levied by any duly constituted taxing authority against or upon MCI Enhanced Services or otherwise arising out of this Agreement (including, without limitation, any sales, gross receipts or value-added taxes), except any such income tax based on or measured in whole or in part by gross or net income, gross or net payments, profits, or net worth of MCI or its affiliates (the "Taxes"); so long as, in the case of foreign tax withholdings, Customer shall agree to cooperate with MCI in providing foreign tax receipts to MCI; utilize best efforts to comply with foreign tax laws; and utilize best efforts to provide MCI and/or a foreign taxing authority with additional information to support MCI's claim for foreign tax credit(s), as requested in writing by MCI.

6. Customer Obligations.

6.1 Customer-Obtained Equipment, Services and Interconnections. Unless otherwise specified in an attached ESA Schedule, Customer shall be responsible for obtaining, installing, and maintaining all equipment, software and/or communications services necessary for inter-connection with MCI's network or otherwise for use in conjunction with the applicable MCI Enhanced Services. Customer shall have sole responsibility for ensuring that such equipment, software and/or services are compatible with MCI's requirements and that they continue to be compatible with subsequent revision levels of MCI-provided equipment, software and services. Unless otherwise expressly agreed in writing, MCI shall have no responsibility for the availability, capacity and/or condition of any equipment, software or services not provided by MCI under this Agreement. Should Customer undertake to connect any MCI products or services to any third party service or network, Customer shall indemnify and hold harmless MCI from any damages, costs, liabilities and expenses resulting from such connection or attempted connection, including but not limited to damages resulting from unauthorized use of, or access to, MCI's network.


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6.2 Security. Customer shall, at its own expense, take all physical and information systems security measures necessary to protect all equipment, software, data and systems located on Customer's premises or otherwise in Customer's control and used in connection with the MCI Enhanced Services, whether owned by Customer, MCI, or MCI's subcontractors. Customer acknowledges and agrees that MCI shall not be liable, either in contractor in tort, for any loss resulting from any unauthorized access to, or alteration, theft, destruction, corruption, or use of, equipment, software, data, or systems used in connection with the MCI Enhanced Services.

6.3 Access to Customer Sites. Customer agrees to provide MCI and its subcontractors and their respective employees and agents access to Customer's sites where any MCI Enhanced Services are provided (including access to associated equipment) as necessary for MCI and its subcontractors to perform the MCI Enhanced Services.

7. Software and Documentation. All rights, including but not limited to copyright, patent, trademark and other intellectual property rights, in any software and/or documentation provided by MCI in connection with any MCI Enhanced Service shall remain the exclusive property of MCI or its licenser(s). MCI grants to Customer a non-exclusive, non-transferable license to use such software and documentation solely for Customer's internal business purposes in accordance with the terms of this Agreement. No portion of such software or documentation shall be copied, decompiled, downloaded, transmitted, and/or delivered to a third party without MCI's prior written consent. Customer agrees to notify MCI immediately of any suspected or actual unauthorized use of such software or documentation which comes to Customer's attention.

8. Termination.

8.1 Discontinuation of Business; Bankruptcy. Either party may terminate this Agreement immediately upon notice to the other party if: (i) such other party dissolves, discontinues or


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terminates its business operations to which this Agreement pertains; (ii)) any bankruptcy, reorganization, insolvency, dissolution or similar proceeding is instituted by or against such other party; or (iii) such other party makes any assignment for the benefit of creditors.

8.2 Termination by MCI.

(a) MCI may terminate this Agreement immediately upon notice to Customer if any of the following events occur:

(i) Customer fails to meet any payment obligation hereunder for charges that have been invoiced to Customer and such failure is not cured within twenty (20) business days after Customer's receipt of written notice from MCI notifying Customer of such failure; or

(ii) MCI determines in its sole discretion that continued provision of such facility, equipment, or service would contravene any local, state, national or international regulation, law, or tariff; or

(iii) MCI determines that interruption or termination of an MCI Enhanced Service is necessary to prevent or protect against fraud or otherwise protect its personnel, agents, facilities, or services; or

(iv) Any third-party subcontractor or vendor to MCI is unable to continue to provide such facility, or component of equipment, or service for any reason; provided, however, that where such third party has ceased to provide any facility, equipment, or service, MCI will, at its option, continue to provide to Customer a comparable facility, equipment, or service by or through another vendor under comparable terms and conditions for a ninety (90) day period.

(b) MCI may also terminate this Agreement upon sixty (60) days written notice to Customer if Customer fails to comply with any other material term of this Agreement and Customer does not cure such failure within such 30-day period.


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8.3 Termination by Customer. Customer may terminate this Agreement upon thirty
(30) days written notice to MCI if MCI fails to comply with a material term of this Agreement and does not cure such failure within such 30-day period.

8.4 Early Termination Charges. In the event Customer terminates this Agreement prior to the expiration of the Term other than in accordance with Section 8.3 or if MCI terminates this Agreement pursuant to Section 8.2(a) (i) or Section 8.2(b), then, in addition to any other rights and remedies available to MCI, Customer shall pay to MCI an early termination charge (which Customer agrees is reasonable) equal to One Hundred percent (100%) of the MVR for each month (and a pro rata portion thereof for any partial month) remaining in the Term after the date of such termination, together with the aggregate termination charges, if any, imposed in connection with such termination by any overseas local access providers who contracted directly with MCI.

9. Warranty. MCI's warranty obligations, if any, with respect to each Enhanced Service are set forth in the applicable ESA schedule. EXCEPT AS
SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE ESA SCHEDULES, MCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MCI ENHANCED SERVICES. MCI SPECIFICALLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY INTELLECTUAL PROPERTY WARRANTIES OF ANY TYPE.

10. Indemnification. Customer agrees to indemnify MCI and its affiliates and their respective employees, officers, directors, agents and subcontractors, and hold them harmless against any damages, including personal injury and property damage and expenses incurred by any of them arising out of Customer's acts, omissions and/or breach of its obligations hereunder, and/or Customer's use of any MCI Enhanced Services in a manner other than as contemplated herein, including without limitation any use that gives rise to claims for libel, slander, invasion of privacy, or infringement of any patent, copyright, trademark, or other proprietary right of a third party.


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MCI agrees to indemnify Customer and its respective employees, officers, directors, and agents, and hold them harmless against any damages, including personal injury and property damage and expenses incurred by any of them arising out of MCI's acts, omissions and/or breach of its obligations hereunder, including any infringement of any patent, copyright, trademark, or other proprietary right of a third party.

11. Compliance. Customer is responsible for complying with all local license or permit requirements, and all laws and regulations, including but not limited to export, import and customs laws and regulations. MCI shall provide reasonable assistance to Customer and its affiliates to facilitate such compliance. Such assistance may include preparation of import and customs forms and/or, where requested by Customer, acting as Customer's agent in the import process.

12. Liability.

12.1 Disclaimer of Certain Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.2 Limitation of Liability. NOTWITHSTANDING THE FOREGOING, MCI'S TOTAL LIABILITY TO CUSTOMER ARISING FROM THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF (A) CUSTOMER'S PROVEN DIRECT DAMAGES OR (B) THE TOTAL AMOUNT PAID BY CUSTOMER TO MCI FOR THE SPECIFIC SERVICE UPON WHICH THE CAUSE OF ACTION IS BASED DURING THE THREE (3) MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO THE CAUSE OF ACTION. THE FOREGOING LIMITATION APPLIES TO ALL CAUSES OF ACTIONS AND CLAIMS, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS. FURTHER, NO CAUSE OF ACTION WHICH AROSE MORE THAN ONE (1) YEAR PRIOR TO THE INSTITUTION OF A LEGAL PROCEEDING ALLEGING SUCH CAUSE OF ACTION MAY BE ASSERTED BY EITHER PARTY AGAINST THE OTHER.

13. Confidential Information. Customer shall not disclose to any third party during the Term of this Agreement, or during the three (3) year period after expiration or termination of this Agreement,


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any of the terms and conditions of this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding establishing rights and obligations under this Agreement. MCI reserves the right to terminate this Agreement upon delivering ten (10) days written notice to Customer if there has been any unpermitted third party disclosure hereunder by Customer.

MCI, however acknowledges that it may be necessary for Customer to disclose the terms of this Agreement to it airline owners (the "Partners") for the limited purpose of accounting and audit, and agrees to permit such disclosures to the Partners, provided that Customer has entered into agreements with such Partners with similar restrictions on disclosure that protect this Agreement from further disclosure to other third parties as described above. MCI reserves the right to terminate this Agreement upon delivering ninety (90) days written notice to Customer if there has been any unpermitted third party disclosure hereunder by a Partner.

14. Export Controls. The parties acknowledge that certain equipment, software and technical data which may be provided hereunder may be subject to export and re-export controls under the U.S. Export Administration Regulations and/or similar regulations of the U.S. or any other country. No party shall export or re-export any such equipment, software, technical data or any direct product thereof in violation of any such laws.

15. Foreign Corrupt Practices. Customer agrees that neither it nor any of its directors, officers, employees, subcontractors or agents will make any offer, payment, promise to pay or authorization of the payment of any money, offer, gift, promise to give, or authorization of the giving of anything of value to any official, political party, party official or political candidate or any person, knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly to any official, political party, party official or political candidate, for the purpose of retaining business for or with, or directing business to Customer or MCI. As used in this section, the term "official" refers to any officer or employee in


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private or public service and includes any officer or employee of a government, or any department, agency or instrumentality thereof, or any person acting in such an official capacity for or on behalf of any such government or department, agency or instrumentality thereof.

16. Miscellaneous.

16.1 Assignment. Neither party may assign this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment without such prior written consent shall be void. Notwithstanding the foregoing, MCI may assign this Agreement to its parent or any of their subsidiaries or affiliates.

16.2 Governing Law. This Agreement, and all causes of action arising out of this Agreement, shall be subject to the Communications Act of 1934, as amended (the "Act"), or, if any part of this Agreement is not governed by the Act, by the domestic law of the State of Illinois without regard to its choice of law principles. In the event of a conflict between this Agreement and any subsequent translations, this English language version shall prevail.

16.3 Enforceability. If any paragraph or clause of this Agreement shall be held to be invalid or unenforceable by any body or entity of competent jurisdiction, then the remainder of the Agreement shall remain in full force and effect and the parties shall promptly negotiate a replacement provision or agree that no replacement is necessary.

16.4 No Waiver. Neither party's failure, at any time, to enforce any right or remedy available to it under this Agreement shall be construed to be a waiver of such party's right to enforce each and every provision of this Agreement in the future.


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16.5 Force Majeure. Any delay in or failure of performance by either party under this Agreement (other than a failure to comply with payment obligations) shall not be considered a breach of this Agreement if and to the extent caused by events beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes, subcontractor failures or delays, riots, wars or other military action, civil disorders, rebellion, vandalism, or sabotage. Market conditions and/or fluctuations (including a downturn of Customer's business) shall not be deemed force majeure events. The party whose performance is affected by such events shall promptly notify the other party, giving details of the force majeure circumstances, and the obligations of the party giving such notice shall be suspended during but not longer than the continuance of the force majeure, and the time for performance of the affected obligation hereunder shall be extended by the time of the delay caused by the force majeure event.

16.6 Trademarks. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall create in either party any rights in any trademark, trade name, service mark, insignia, symbol, identification and/or logotype of the other party. Before either party uses any such mark of the other party, it shall obtain the prior written consent of the other party.

16.7 Entire Agreement. This Agreement, including the ESA Schedules, constitutes the entire agreement between the parties with respect to its subject matter, and as to all other representations, understandings or agreements which are not fully expressed herein. No amendment to this Agreement shall be valid unless in writing and signed by both parties.


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16.8 Signature Authorization. The parties have duly executed and agreed to be bound by this Agreement as evidenced by the signatures of their authorized representatives below. Each party represents and warrants to the other that the signatory identified beneath its name below has full authority to execute this Agreement on its behalf.


ACCEPTED:

GALILEO INTERNATIONAL


By: /s/ Lori M. Tobin
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Name:   Lori M. Tobin
    --------------------------------

Title:  U.S. Purchasing Manager
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Date:   2/14/96
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MCI TELECOMMUNICATIONS CORPORATION                    MCI GLOBAL
                                                      RESOURCES, INC.

By:                                             By:
      ------------------------------                  --------------------------
Name:                                           Name:
      ------------------------------                  --------------------------
Title:                                          Title:
      ------------------------------                  --------------------------
Date:                                           Date:
      ------------------------------                  --------------------------


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